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1 | King Street FIRM OVERVIEW CLOs, Leveraged Loans and High Yield Long / Short Credit Special Situations / Distressed Opportunistic Performing Credit Rockford Tower Platform: 28 CLOs (19 U.S. + 9 European) 1 CBO and 1 SMA Long/short hedge funds with 30+ year track record Idiosyncratic credit and distressed opportunities; global corporates, asset- backed, and claims Senior secured lending and income focus; capital solutions and asset-based lending Real Estate Structured Credit Tactical Credit European Strategies Opportunistic, special situations, and high- conviction thematic investments Asset-backed finance across public and private structured credit markets globally Dynamic public/ private market rotation; dislocated credit and event- driven situations UCITS Fund, Lumyna Credit Opps Fund, CLOs, and Real Estate; deep London presence 1995 - 2000 2001 - 2005 2006 - 2010 2011 - 2015 2016 - 2020 2021 - Present • 1995: Founded; Flagship Fund launched • 1997: Offshore Flagship Fund launched • 2001: AUM reached $1B • 2005: London & Singapore offices opened; corporate structured credit trading began • 2007: European Funds launched • 2008: Tokyo office opened • 2014: Luxembourg office opened; global headcount reached 200 • 2017: Rockford Tower Platform and Real Estate Funds launched • 2020: Global Drawdown Funds and Tactical Credit Opportunity Fund launched • 2021: California office opened • 2022: Opportunistic Credit Fund launched • 2023: Dubai office opened • 2024: Dublin office opened, Lumyna Fund and Europe Real Estate Special Situations strategy launched • 2025: UCITS Fund launched; AUM reached $30B KING STREET CAPITAL MANAGEMENT, L.P. JULY 2026 FIRM OVERVIEW: Global Alternative Asset Manager | Public & Private Credit | CLOs & Real Estate | 30+ Year Track Record About King Street Capital Management King Street Capital Management is a leading global alternative asset manager founded in 1995 that manages assets across an institutional platform spanning multiple segments of the public and private credit markets and real estate. The firm combines rigorous research, tactical trading, and flexible deployment to create differentiated and opportunistic investment solutions. King Street employs a dynamic, integrated one-team approach, investing across asset classes, sectors, and geographies with a focus on identifying dislocations and executing with conviction. The firm operates with a continuous emphasis on downside protection and maintaining uncorrelated risk/reward opportunities for investors. Core Investment Capabilities Firm History | 30+ Years of Growth Key Firm Statistics1 $30B AUM 1995 Year Founded 240+ Employees (80+ Investment Professionals) 7 Partners Averaging 29 Years of Industry Experience 8 Global Offices Platform AUM1 $14.1B Multi-Strategy Credit $13.5B CLOs / Lev. Loans / High Yield2 $2.2B Real Estate Investment Philosophy 100% Partner Owned - Fully Aligned with Investors 100+ Creditor Committee Participations (2016-2025) Rigorous Research Tactical Trading Differentiated Sourcing One-Team Platform Downside Protection Global Reach & Scale Source: King Street Capital Management. 1 AUM and personnel figures as of June 30, 2026. 2 Represents Rockford Tower Platform. Past performance is not indicative of future results. For informational purposes only - not an offer or solicitation.

2 | King Street FIRM OVERVIEW The information set forth herein is subject to change at any time. It should not be assumed that investments made in the future will be profitable or will equal the performance of the investments shown in this document. This presentation (the "Presentation") is confidential and may not be distributed, transmitted or otherwise communicated to others, in whole or in part, without express written consent. Any duplication, reproduction, redistribution or disclosure without the express written consent is strictly prohibited. Any person who is not the intended recipient of this Presentation or who may have received this Presentation in error should immediately destroy it. Unless otherwise noted, information included herein is presented as of the dates indicated. This Presentation is not complete and the information contained herein may change at any time without notice. King Street does not have any responsibility to update the Presentation to account for such changes. This Presentation does not constitute an offer to buy or solicitation to subscribe for or purchase interests in any securities of any current or future funds managed or sponsored by King Street, any of its affiliates, or any other firm. Prospective investors should be aware that an investment in any of the investment strategies described herein is speculative and involves a high degree of risk. No guarantees, either expressed or implied, are made that the investment strategies described herein will perform as they are intended. The fact that the investment strategies described herein may have performed well in the past does not assure similar results in the future. There are no assurances that any fund will be able to achieve its objectives. Source: King Street Capital Management. 1AUM and personnel figures as of June 30, 2026. Past performance is not indicative of future results. For informational purposes only - not an offer or solicitation to purchase securities. LEADERSHIP & ORGANIZATIONAL OVERVIEW Seasoned, Cycle-Tested Team Differentiated Sourcing 30+ Year Track Record ~20 Partners and Managing Directors averaging 23 years of experience; long- established research and trading presence across the Americas, Europe, and Asia 8-office global network with relationship- based deal flow; differentiated structuring capabilities and $30B1 integrated platform providing significant deal access and scale Leading alternative asset manager since 1995; consistent investment philosophy applied through multiple credit cycles; repeat participant with established stakeholder relationships Flexible Capital Deployment 100% Partner Owned Integrated One-Team Platform Dynamic deployment across asset classes, sectors, and geographies; ability to invest throughout the capital structure in both public and private markets with conviction Privately held; management capital invested alongside LP investors throughout the investment lifecycle; interests fully aligned with investors Centralized Global Investment Committee overseeing 80+ investment professionals1; collaborative approach across research, trading, restructuring, legal, and risk Background • Partner, Global Head of Trading, and Portfolio Manager of Rockford Tower and King Street's Opportunistic Credit Strategy. • Based in New York and is a member of the Global Investment Committee, Management Committee, U.S. and European CLO Investment Committees, Risk Committee and Pricing Committee. • Prior to joining King Street in 2006, Mr. Choi worked at Citadel Investment Group as a Credit Analyst in the Distressed/High Yield Group and was Portfolio Manager of the firm's $2 billion U.S. leveraged loan and CLO portfolio. Prior to that, Mr. Choi consulted at Bain & Co. • Education: B.A. summa cum laude in Economics and B.S.E. in Electrical Engineering, Duke University Why King Street? Senior Portfolio Manager Global Investment Committee BRIAN HIGGINS Founder, Managing Partner, CIO YOUNG CHOI Partner, Portfolio Manager DOMENICO LIA Partner, Portfolio Manager JEFF ROSENBAUM Partner, Portfolio Manager Global Investment Team YOUNG CHOI Partner | Global Investment Committee | Global Head of Trading Portfolio Manager - Rockford Tower and Opportunistic Credit Strategy • 20 Years at King Street • 27 Years of Experience Research ~50 Professionals Trading & Data Science ~15 Professionals Capital Markets & Risk ~15 Professionals Restructuring & Legal ~5 Professionals